UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2008
OPLINK COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31581 (Commission File Number)	77-0411346 (I.R.S. Employer Identification No.)
46335 Landing Parkway
Fremont, California 94538
(Address of principal executive offices) (Zip code)
(510) 933-7200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On October 3, 2008, Oplink Communications, Inc. (the “Company”) commenced mailing to its stockholders, and filed with the Securities and Exchange Commission, the Notice of Annual Meeting and Proxy Statement (the “Proxy Statement”) for its 2008 Annual Meeting of Stockholders. The Proxy Statement requires updating as follows:
     On page 14 of the Proxy Statement, under the heading “Independent Registered Public Accounting Firms’ Fees,” the $1,204,255 amount listed in the table for fees billed by the Company’s independent auditors for the fiscal year ended June 30, 2008 did not reflect an additional invoice for fees relating to fiscal 2008 that had not yet been received by the Company. The correct audit fee total for fiscal 2008 is $1,333,420. The revised, corrected table is as follows:

	Fiscal Year Ended June 30
	2008	2007
Audit Fees
Audit of consolidated financial statements and review of interim financial statements and SEC filings	$1,333,420	$1,108,605
All Other Fees
Due diligence related to merger and acquisitions, accounting consultations in connection with acquisitions, internal control reviews and consultation concerning financial accounting and reporting standards	1,100	4,905
Total Fees	$1,334,520	$1,113,510
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPLINK COMMUNICATIONS, INC.
Date: October 14, 2008	By:	/s/ Stephen M. Welles
		Name:	Stephen M. Welles
		Title:	Vice President and General Counsel